Exhibit 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectus and Statement of
Additional Information in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Fidelity Select Portfolios, of our report dated April 13, 1998, on the financial statements and financial highlights included in the February 28, 1998 Annual Report to
Shareholders of Fidelity Select Portfolios.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
April 24, 1998